UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2023

SRAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37916	45-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2629 Townsgate Road #215, Westlake Village, CA	91361
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 205-6109 not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common stock	SRAX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Sale of LD Micro, Inc.

On March 3, 2023 (the “Closing Date”), SRAX, Inc. (the “Company”) entered into and consummated the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) with Freedom Holding Corp., a Nevada corporation (the “Parent”), Freedom U.S. Markets, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Parent (the “Buyer”), LDM Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Buyer (“Merger Sub”), LD Micro, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“LD Micro”), to sell LD Micro, a small cap platform and conference provider. Specifically, pursuant to the terms of the Merger Agreement, at the closing of the transactions contemplated by the Merger Agreement (the “Closing”), LD Micro merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger (the “Surviving Corporation”), in a transaction intended to qualify for tax-free treatment under Section 368(a) of the Internal Revenue Code of 1986, as amended.

At the Closing, as consideration for the sale of LD Micro by means of the Merger, the Buyer paid the Company $8,300,000 in consideration, consisting of $4,000,000 in cash (the “Cash Payment”), and 59,763 shares of the Parent’s common stock, par value $0.001 per share (the “Parent Common Stock”), which is equal to the quotient obtained by dividing (x) $4,300,000 by (y) the volume weighted average of the daily closing sales prices of the Parent Common Stock, as reported on the Nasdaq Capital Market for the thirty (30) consecutive trading days ending on the three (3) trading days prior to the Closing (the “Payment Shares,” and together with the Cash Payment, the “Merger Consideration”). The Company also entered into a four (4) year Sponsorship Agreement that provides the Company certain exclusive rights as it relates to LD Micro following the Merger, as more fully described below.

LD Micro’s President, Christopher Lahiji, is a member of the Company’s board of directors (the “Board”). The Merger was approved on March 2, 2023, by the Board. In such case, it was considered that Mr. Lahiji is an interested director of the Company with respect to the Merger. In such case, it also was determined, among other things, that, notwithstanding that Mr. Lahiji is an interested director of the Company, the Merger Consideration received for the sale of LD Micro, by means of the Merger, constitute fair and adequate consideration. In connection with the Merger, Mr. Lahiji stepped down from the Board, as more fully described below in Item 5.02 of this Current Report on Form 8-K.

Additionally, the Merger Agreement provides for piggy-back registration rights to register the Payment Shares. Specifically, at any time the Parent intends to file on its behalf or on behalf of any of Parent’s other securityholders a registration statement in connection with a public offering of any of the Parent’s securities on a form and in a manner that would permit the registration for the offer and sale of the Payment Shares held by the Company, the Company will have the right to register its Payment Shares for resale in that offering, subject to certain exceptions, including registration statements filed in connection with any employee stock option or benefits, an exchange offer between the Parent’s existing stockholders, an “at the market” registered offering, or pursuant to a Registration Statement on Form S-4.

Pursuant to the Merger Agreement, the Company and the Parent agreed to provide mutual indemnification to each other with respect to certain alleged representations, warranties or covenant breaches exceeding $100,000, but in no case exceeding $400,000. The Company also has the obligation to indemnify the Parent for any of LD Micro’s Indebtedness (as defined in the Merger Agreement) outstanding at the Closing.

The parties also agreed to representations, warranties and covenants customary of transactions of this type as more fully contained in the Merger Agreement. The representations and warranties were qualified by disclosure schedules and are subject to the materiality standards set forth in the Merger Agreement.

Further, in connection with the Merger, the Company also entered into a sponsorship agreement with the Surviving Corporation (the “Sponsorship Agreement”), whereby the Surviving Corporation agreed to designate the Company as an exclusive sponsor of certain flagship events that will be organized by the Surviving Corporation after the consummation of the Merger for a period of four (4) years and to provide certain benefits to the Company which include (i) exclusive virtual and live streaming partner for the events; (ii) exclusive partner to provide video recording interviews; and (iii) certain exclusivity to be the only sponsor providing SAAS platform services and digital marketing and services at the events. Also included in the Sponsorship Agreement is a mutual indemnification clause that covers breach, misrepresentation or non-performance under the Sponsorship Agreement, certain third-party claims and intellectual property claim or claim infringement.

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The descriptions of the Merger Agreement and Sponsorship Agreement are qualified in their entirety by reference to the full text of the Merger Agreement and Sponsorship Agreement, a copy of which is filed as Exhibit 2.1 and 10.1, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Consent, Waiver and Release Agreement

On August 8, 2022, the Company, LD Micro and ATW Opportunities Master Fund II, LP (the “Lender”), entered into that certain Senior Secured Revolving Credit Facility Agreement (the “Credit Agreement”), pursuant to which, the Company may borrow from Lender up to $9,450,000 in the aggregate, from time to time, subject to certain conditions (the “Revolving Loans”). The obligations of the Company under the Credit Agreement, Revolving Loans and other documents or instruments executed in connection therewith (the “Loan Documents”) are secured by the assets of the Company and guaranteed by LD Micro.

The Company and LD Micro entered into a consent, waiver and release agreement (the “Consent Agreement”) dated as of March 1, 2023, but effective as of the Closing Date, with the Lender, pursuant to which the Lender agreed to: (i) fully release LD Micro from its obligations as a credit party in each of the Loan Documents LD Micro is a party of; (ii) release and terminate the Lender’s lien and security interest in and to any assets of LD Micro granted under the respective Loan Document creating such interest; (iii) release and terminate LD Micro’s issued and outstanding shares pledge under the respective Loan Document creating such pledge; (iv) waive any restrictions, covenants and other obligations contained in the Loan Documents, which would otherwise be potentially breached as a result of the Merger; and (v) waive any Events of Default (as defined in the Credit Agreement) arising under the Loan Documents as a result of or in connection with the Merger.

The Consent Agreement also provides that, within forty-five (45) days following the Company’s receipt of the Merger Consideration, the Company must use 15% of the gross cash proceeds from the Cash Payment to redeem its common stock at a price per share of less than $5.00, and pay 10% of the gross cash proceeds from the Cash Payment to pay any outstanding amounts under the Revolving Loans. Further, to the extent permitted under applicable law, following the Company’s sale of the Payment Shares, and within forty-five (45) days of the receipt of the proceeds from any sale of the Payment Shares, the Company will use 15% of the gross cash proceeds from the sale of the Payment Shares (less any broker’s fees or commissions) to redeem its common stock at a price per share less than $5.00, and 10% of such proceeds to pay any outstanding amounts under the Revolving Loans (less any broker’s fees or commissions).

The description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.01 of the Current Report on Form 8-K filed with the SEC on August 12, 2022 and is incorporated herein by reference.

The description of the Consent Agreement is qualified in its entirety by reference to the full text of the Consent Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

To the extent required, the information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2023, in connection with the consummation of the Merger, Christopher Lahiji, President of LD Micro and member of our Board, resigned as a member of the Board pursuant to a resignation letter, effective immediately. Mr. Lahiji did not serve on any committees of the Board.

Mr. Lahiji’s resignation from the Board was not the result of any disagreement with the Company, known to any executive officer, on any matter relating to the Company’s operations, policies or practices.

Item 8.01 Other Events.

The Company issued a press release announcing the Merger Agreement on March 6, 2023. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated March 3, 2023, by and between SRAX, Inc., LD Micro, Inc., Freedom Holding Corp., Freedom U.S. Markets, LLC and LDM Merger Sub, Inc..
10.1**	Sponsorship Agreement, dated March 3, 2023, by and between SRAX, Inc. and LD Micro, Inc.
10.2	Consent, Waiver and Release Agreement, dated March 1, 2023, by and between SRAX, Inc., LD Micro, Inc. and ATW Opportunities Master Fund II, LP.
99.1	Press Release dated March 6, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	The schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K and the Company agrees to furnish supplementally to the SEC a copy of any omitted schedules or exhibits upon request
**	In accordance with Item 601(b)(10)(iv) of Regulation S-K, certain information (indicated by “[***]”) has been excluded from this exhibit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 7, 2023	SRAX, Inc.

/s/ Christopher Miglino
		By:	Christopher Miglino
Chief Executive Officer

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